Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC  ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-165827, 333-168631, 333-172794, 333-180266, 333-187394, 333-189450 and 333-195453) and Form S-3 (No. 333-183726) of Meru Networks, Inc. of our reports dated February 27, 2015 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ Burr Pilger Mayer, Inc.

San Jose, California

February 27, 2015